                                                                     EXHIBIT 3.4


/s/ [SIGNATURE APPEARS HERE]
-------------------------------
Examiner

/s/ [SIGNATURE APPEARS HERE]
-------------------------------
Name
Approved

                       THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

We, G. Drew Conway                              , *President/
   ---------------------------------------------

and  Richard L. Bugley                          , *Clerk/
   ---------------------------------------------

of  The Registry, Inc.
   ----------------------------------------------------------------------------
                          (Exact name of corporation)

located at  189 Wells Avenue, Newton, Massachusetts 02159
            -------------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Article I
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         (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on December
                                                                       --------
30       , 1997, by vote of:
---------    --

22,010,142 shares of Common Stock            of 25,037,962  shares outstanding.
----------           ------------------------   ----------
                     (type, class & series, if any)

           shares of                     of             shares outstanding, and
----------           --------------------   ----------
                     (type, class & series, if any)

           shares of                     of             shares outstanding.
----------           --------------------   ----------
                     (type, class & series, if any)

/1/** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/

*Delete the inapplicable words.   **Delete the inapplicable clause.
/1/ For amendments adopted pursuant to Chapter 156B, Section 70.
/2/ For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 X 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:


The total presently authorized is:


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     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
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   TYPE        NUMBER OF SHARES        TYPE      NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
  Common:                               Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:                            Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Change the total authorized to:


--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE        NUMBER OF SHARES        TYPE      NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
  Common:                               Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:                            Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

That, in connection with the change of the Corporation's name from The Registry, Inc. to Renaissance Worldwide, Inc., the Corporation's Restated Articles of Organization, as amended, be further amended by striking out Article I in its entirety and inserting in lieu thereof the following:

1.  The name by which the corporation shall be known is:

    Renaissance Worldwide, Inc.



















The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B. Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.



Later effective date:_______________________________________




SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of January, 1998

/s/ G. Drew Conway
__________________________________________________________,*President
                    G. Drew Conway


/s/ Richard L. Bugley
__________________________________________________________,*Clerk
                    Richard L. Bugley

* Delete the inapplicable words.

                                                            [STAMP APPEARS HERE]

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)


                  ===========================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 7th day of January 1998.


Effective date: _______________________________________________________________


                          /s/ William Francis Galvin


                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                      Cynthia A. Bacon, Senior Paralegal
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                      Ropes & Gray, One International Pl.
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                      Boston, MA 02110-2624
                      ------------------------------------